EXHIBIT 99.1

Splash Beverage Group Receives NYSE Notice Regarding Shareholders’ Equity Requirement; will execute a plan to Regain Compliance

FORT LAUDERDALE, Fla., May 4, 2026 — Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”), (the “Company”) today announced that on April 29, 2026, it received a notice from NYSE Regulation (the “NYSE”) indicating that the Company is not currently in compliance with the NYSE’s continued listing standards related to minimum shareholders’ equity. In accordance with NYSE requirements, the Company is required to submit a plan by May 29, 2026, outlining the actions it has taken or will take to regain compliance. If the plan is accepted, the Company may be granted a cure period extending through January 29, 2027 to restore compliance with the continued listing standards.

Management Commentary

“Since stepping into this new phase of leadership, our priority has been to bring discipline, transparency, and a rigorous compliance framework to the organization,” said Brady Cobb, Board member of Splash. “We are taking decisive steps to strengthen our balance sheet and align the Company with NYSE standards. Our focus is not just on regaining compliance, but on building a more resilient and accountable enterprise for the long term.”

As previously announced, the Company entered into a letter of intent (the “Letter”) with Medterra CBD, LLC (“Medterra”), a leading manufacturer and multi-brand operator of federally compliant cannabinoid wellness products. The parties agreed in principal on the terms of a potential business combination between Medterra and the Company (the “Merger”), which the Merger would be subject to further due diligence and execution of a definitive Merger Agreement and other applicable agreements, including shareholder approval, and customary closing conditions. The Company has delivered a draft of the proposed Merger Agreement to Medterra and is awaiting comments.

More information:
https://splashbeveragegroup.com

Contact Information:

Splash Beverage Group 954-745-5815 Info@SplashBeverageGroup.com
Dennis Burns 567-237-4132 dburns@SplashBeverageGroup.com

Media Contact:
Angela Gorman
angela@amwpr.com
917.348.0083

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of a potential business combination with Medterra and whether the NYSE will find that the proposed business combination complies with their listing requirements. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, our ability to negotiate and enter into a definitive Merger Agreement, our need to raise sufficient capital to repay Medterra’s indebtedness which will be a condition to closing and additional funding to meet our working capital needs, our ability to reach an agreement with Medterra’s lender on the value of certain warrants, the need for consents and approvals from third parties to proceed with the transaction and any risks and uncertainties which may arise from any failure to obtain such consents and approvals, our ability to convince the NYSE that we will meet its listing requirement upon the closing of the proposed business combination. See also the Risk Factors contained in our Form 10-K for the year ended December 31, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.